UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Canoo Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all appropriate boxes)
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

CANOO INC.
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 19, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of CANOO INC., a Delaware corporation (the “Company,” “Canoo,” “we,” “us” or “our”). The meeting will be held on Tuesday, December 19, 2023 at 8:30 a.m. Central Time via a live audio webcast. You will be able to attend the Annual Meeting and vote online during the meeting by visiting www.virtualshareholdermeeting.com/GOEV2023 and logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. The meeting will be held for the following purposes:
1.	To elect the two nominees for director named herein to hold office until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.	To approve, by an advisory vote, the compensation of the Company’s named executive officers, as disclosed in the proxy statement.
3.
To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

4.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying this notice.
Notice of Annual Meeting (this “Notice”), the accompanying proxy statement and form of proxy are first being mailed on or about November 7, 2023 to stockholders of record as of October 27, 2023 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on December 19, 2023 at 8:30 a.m. Central Time at www.virtualshareholdermeeting.com/GOEV2023.
The proxy statement and Canoo’s 2022 Annual Report are available at www.proxyvote.com
By Order of the Board of Directors
/s/ Hector Ruiz
Hector Ruiz
General Counsel and Secretary

November 6, 2023
Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote via the Internet or by telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. If you received a proxy card, a return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. If your shares are held of record by a broker, bank or other nominee, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.

CANOO INC.

i

CANOO INC.

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
INTRODUCTION
This proxy statement (this “Proxy Statement”) and the accompanying proxy card are being furnished to stockholders of Canoo Inc., a Delaware corporation (“Canoo,” the “Company,” “our,” “us,” or “we”), in connection with the solicitation of proxies by our board of directors (the “Board”) for use at our Annual Meeting of Stockholders to be held December 19, 2023, including any adjournment, postponement or rescheduling thereof (the “Annual Meeting”).
Only stockholders of record as of the close of business on October 27, 2023, the record date for determination of the stockholders entitled to vote at the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting.
Why am I receiving these materials?
We have sent you these proxy materials because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by telephone or through the Internet.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Most of our stockholders holding their shares in “street name” will not receive paper copies of our proxy materials (unless requested) and will instead be sent a Notice of Internet Availability of Proxy Materials (a “Notice of Internet Availability”) from the brokerage firms, banks or other agents holding their accounts. All “street name” stockholders receiving a Notice of Internet Availability will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability.
Why did I receive a full set of proxy materials in the mail instead of a notice regarding the Internet availability of proxy materials?
We are providing stockholders who have previously requested a printed set of our proxy materials with paper copies of our proxy materials instead of a Notice of Internet Availability.
How do I attend and participate in the Annual Meeting?
The Annual Meeting will be held on December 19, 2023 at 8:30 a.m. Central Time and will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater attendance. You may attend and vote at the Annual Meeting by following the instructions provided on the Notice of Internet Availability, proxy card or voting instruction form to log in to www.virtualshareholdermeeting.com/GOEV2023. If you are a stockholder of record, you will be asked to provide the 16-digit control number from your Notice of Internet Availability or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank. The audio webcast of the Annual Meeting will begin promptly at 8:30 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m. Central Time, and you should allow reasonable time for the check-in procedures.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on October 27, 2023, the Record Date, will be made available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/GOEV2023. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate office located at 15520 Highway 114, Justin, Texas 76247, during regular business hours. To access the list of record stockholders beginning ten days prior to the Annual Meeting and until the meeting, stockholders should email ir@canoo.com.
Where can I get technical assistance if I am having trouble accessing the Annual Meeting or during the Annual Meeting?
If you have difficulty accessing the Annual Meeting or during the Annual Meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on October 27, 2023, will be entitled to vote at the Annual Meeting. On the Record Date, there were 704,742,479 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on October 27, 2023, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote electronically during the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy through the Internet or by telephone to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on October 27, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.
What am I voting on?
There are three matters scheduled for a vote:
•	Election of two directors (Proposal 1);
•	Approval, by an advisory vote, of the compensation paid to our named executive officers as described in this proxy statement (“say-on-pay”) (Proposal 2); and
•
Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023 (Proposal 3).

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. The Board of Directors recommends you vote “For” each of the nominees to the Board of Directors. For the approval, by an advisory vote, of say-on-pay, you can vote “For” or “Against” or abstain from voting. The Board of Directors recommends you vote “For” the non-binding approval of say-on-pay. For the proposal as to ratification of independent registered public accounting firm of the Company, you may vote “For” or “Against” or abstain from voting. The Board of Directors recommends you vote “For” the ratification of independent registered public accounting firm of the Company.
The procedures for voting are as follows:
Stockholders of Record: Shares Registered in Your Name
If on October 27, 2023, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 10:59 p.m., Central Time, on December 18, 2023.
Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed above to ensure your vote is counted.
Beneficial Owners: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice of Internet Availability containing voting instructions from that organization rather than from the Company. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice of Internet Availability to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote at the Annual Meeting, you must obtain a control number from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a control number.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of October 27, 2023.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, through the Internet, by telephone or in person at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” each proposal presented in this Proxy Statement. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under the NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1 and 2 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 3 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 3.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, or more than one Notice of Internet Availability, or combination thereof, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each set of proxy materials or Notice of Internet Availability to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy through the Internet or by telephone.
•	You may deliver a written notice that you are revoking your proxy to Canoo Inc.’s Secretary at 15520 Highway 114, Justin, Texas 76247 at or prior to the Annual Meeting.
•
You may vote during the Annual Meeting. If you are a stockholder of record as of the Record Date, follow the instructions at www.virtualshareholdermeeting.com/GOEV2023. You will need to log in with the 16-digit Control Number found on your Notice of Internet Availability, or other proxy materials. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or Internet or telephone proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2024 (the “2024 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit the proposal in writing to the Company’s Corporate Secretary at 15520 Highway 114, Justin, Texas 76247 by July 9, 2024 and must otherwise comply with Rule 14a-8.
If you wish to submit a proposal (including a director nomination) at the 2024 Annual Meeting, other than pursuant to Rule 14a-8, you must comply with the advance notice provisions of the Company’s Bylaws, which require, among other things, that you provide timely written notice of such proposal or nomination to the Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, our Corporate Secretary must receive notice of such a proposal or nomination for the 2024 Annual Meeting no earlier than the close of business on August 21, 2024 and no later than the close of business on September 20, 2024. The notice must contain the information required by our Bylaws. In the event that the date of the 2024 Annual Meeting is not within 30 days before or after December 19, 2024, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to 2024 Annual Meeting or the closing of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.
In addition to satisfying the foregoing requirements under our Bylaws, including the notice deadline set forth above and therein, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees, other than the Board’s nominees, must provide written notice to our Corporate Secretary that sets forth all the information required by Rule 14a-19. Such notice must be postmarked or transmitted electronically to the Company at the mailing address provided above no later than October 20, 2024.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1 and 2 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals. Proposal 3 is a routine vote and therefore we do not expect any broker non-votes for Proposal 3.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “For” votes (plurality); withheld votes will have no effect.	Not applicable	No effect

2	Approval, by an advisory vote, of the compensation of our named executive officers	“For” votes from the holders of a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter	Vote Against	No effect

3	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023(1)	“For” votes from the holders of a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter	Vote Against	Not applicable(1)
(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the Record Date, there were 704,742,479 shares outstanding and entitled to vote. Thus, the holders of 352,371,240 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the virtual meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the Internet?
The proxy statement and Canoo’s 2022 annual report are available, or will be made available when published, at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS
Canoo Inc.’s Board of Directors is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only with persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has nine members. There are two directors in the class whose term of office expires at the Annual Meeting. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2026 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. As part of Mr. Ethridge’s appointment as Chief Financial Officer of the Company, Mr. Ethridge will also continue to serve as a member of the Board until no later than December 31, 2023.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Canoo Inc. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
It is the Company’s policy to encourage directors and nominees for director to attend the annual meeting. Last year, 100% of our directors and nominees for director attended the annual meeting.
Information About Board Nominees
The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee identifies and evaluates nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. Among the factors that are considered, the Nominating and Corporate Governance Committee weighs whether nominees to the Board provide the integrity, experience, knowledge, skills, judgment, and level of commitment appropriate for the Company. To provide a mix of experience and perspective on the Board, the Nominating and Corporate Governance Committee also takes into account geographic, gender, age, racial and ethnic diversity to promote a Board that offers a wide breadth of perspectives and that can be both reflective of and responsive to the diverse makeup of the Company’s employees, customers and partners.
The following is a brief biography of each nominee for director and each director whose term will continue after the Annual Meeting. The biographies include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for continued service on the Board.
Nominees for Election for a Three-year Term Expiring at the 2026 Annual Meeting
Tony Aquila. Mr. Aquila, age 59, has served as the Chief Executive Officer of the Company since April 2021, and as the Executive Chair of the Board since December 2020. Prior to this, Mr. Aquila served as Executive Chairman of the board of directors of Legacy Canoo from October 2020 to December 2020. Mr. Aquila also serves as a member of the Arkansas Council on Future Mobility since February 2022. In June 2019, Mr. Aquila founded AFV Partners, an affirmative low-leverage capital vehicle that invests in long-term mission critical software, data and technology businesses and serves as its Chairman and CEO since its founding. In 2005, Mr. Aquila founded Solera Holdings Inc., and led it as Chairman and CEO to a $1 billion initial public offering in 2007, and in the following years sourced and executed over 50 acquisitions significantly expanding Solera’s total addressable market. Mr. Aquila oversaw Solera’s $6.5 billion transaction from a public-to-private business in 2016. During his tenure, Mr. Aquila established

Solera as a global technology company that provides software and data to global insurance companies, global OEMs and maintenance, repair and overhaul networks. Mr. Aquila currently serves as a member of the board of directors and chair of the compensation committee of WM Technology, Inc. (NASDAQ: MAPS), a leading technology and software infrastructure provider to the cannabis industry, since June 2021. Furthermore, Mr. Aquila currently serves as the Chairman for Aircraft Performance Group, LLC, a global provider of mission critical flight operations software, since January 2020, and director of RocketRoute Limited, global aviation services company, since March 2020 and APG Avionics LLC, an aviation data and software company for the general aviation market since September 2020. Mr. Aquila served as a member of the board of directors of The Lost Explorer Mezcal Company (“Lost Explorer”), a sustainable producer and distributor of handcrafted Mezcal, from May 2021 to April 2023, and continues to be a lead investor of Lost Explorer. From November 2018 to July 2020, Mr. Aquila served as the Global Chairman of Sportradar Group AG (NASDAQ: SRAD), a sports data and content company.
Mr. Aquila is qualified to serve on the Board based on his significant business experience as a founder, inventor, chief executive officer and director of a publicly-listed company and his investing experience. As Chief Executive Officer, Mr. Aquila has direct responsibility for our strategy and operations.
Josette Sheeran. Ms. Sheeran, age 69, has served as a member of the Board since December 2020 and as President of the Company since August 2021. Ms. Sheeran served as Deputy US Trade Representative and as US Undersecretary of State for Economics, Energy, Transportation and Agriculture, being unanimously confirmed by Congress with the rank of Ambassador. From June 2013 to February 2021, Ms. Sheeran served as the President and CEO of the Asia Society, a global non-profit focused on policy, sustainability, conflict resolution, culture, and education. From July 2017 to February 2021, Ms. Sheeran also served as the United Nations Special Envoy for Haiti, and prior, Ms. Sheeran served as Executive Director of the UN World Food Programme, a humanitarian agency, leading operations and supply chains in more than 100 nations, and as the Vice Chair of the World Economic Forum, an NGO. Ms. Sheeran currently serves as a director for Capital Group, a global financial services company, since December 2016, and as a director of Vestergaard Frandsen Inc., a manufacturer of public health products, since March 2019. Ms. Sheeran has served on the non-profit board of the McCain Institute for International Leadership, a think tank and public service institute affiliated with Arizona State University. Previously, Ms. Sheeran was also a Fisher Fellow at Harvard Kennedy School. Ms. Sheeran holds a Bachelor of Arts in Journalism and Communications from the University of Colorado at Boulder. She holds honorary doctorates from the University of Colorado, Michigan State University, and John Cabot University.
Ms. Sheeran is qualified to serve on the Board based on her leadership experience in the public sector and global operations and knowledge of international relations, and her business experience as the director of a large financial services company.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2024 Annual Meeting
Foster Chiang. Mr. Chiang, age 41, has served as a member of the Board since December 2020, and prior to this, served as a director of Legacy Canoo from December 2017 to December 2020. From May 2016 to August 2020, Mr. Chiang served as the Vice Chairman of TPK Holding Co. Ltd., a leading touch solution provider listed on the Taiwan Stock Exchange (TWSE 3673), and as its Director of Business Strategy and Development from March 2013 to April 2016. Mr. Chiang has served as a director of TES Touch Embedded Solutions (Xiamen) Co., Ltd. (SHE 003019), a leading company in interactive monitor and computer industry, since March 2013, and as a member of the Board of Trustees of the Taft School, a private college-preparatory school, since September 2017. Mr. Chiang holds a Bachelor of Science in Economics — Finance and Accounting, a Bachelor of Science in International Studies, a Master of Arts in International Studies and a Master of Business Administration, all from The Wharton School of the University of Pennsylvania.
Mr. Chiang is qualified to serve on the Board based on his business experience as a vice chairman of a publicly-listed company, his investing experience and his long-standing relationship with us.
Greg Ethridge. Mr. Ethridge, age 47, has served as a member of the Company’s Board since December 2020 and as the Company’s Chief Financial Officer since August 28, 2023. As part of Mr. Ethridge’s appointment as Chief Financial Officer of the Company, Mr. Ethridge will also continue to serve as a member of the Board until no later than December 31, 2023. Prior to this, served as President, Chief Operating Officer, and a director of Hennessy Capital Investment Corp. V from January 2021 to December 2022 and President, Chief Operating Officer, and a director of Hennessy Capital Acquisition Corp. IV from February 2019 to December 2020. Mr. Ethridge also served as President, Chief Operating Officer, and director of Hennessy Capital Investment Corp. VI (NASDAQ: HCVI) (“HCVI”) from October 2021 to August 2023, resigning as President and Chief Operating Officer in connection with his appointment as the Company’s Chief Financial Officer and continues to serve as a member of HCVI’s board of directors. He has also served as Chairman of Motorsports Aftermarket Group, a designer, manufacturer, marketer and distributor of aftermarket parts, apparel and accessories for the motorcycle and power sports industry since June 2019. He previously served as President of Matlin & Partners Acquisition Corporation from January 2017 to November 2018, at which time it merged with U.S. Well Services, LLC to become U.S. Well Services, Inc., a growth and technology-oriented oilfield service company focused exclusively on hydraulic fracturing which was subsequently sold to ProFrac Holding Corp. (NASDAQ: ACDC) in November 2022. He also served as Senior Partner of MatlinPatterson Global Advisers LLC, or MatlinPatterson, from January 2009 to December 2019. Mr. Ethridge holds a BBA and a Masters in Accounting from The University of Texas at Austin.
Mr. Ethridge is qualified to serve on the Board due to his experience in private equity, as well as his financial and capital markets expertise.
Debra von Storch. Ms. von Storch, age 64, has served as a member of the Board since January 2021. From 2020 through 2022, Ms. von Storch served as a director of CSW Industrials (NASDAQ: CSWI), an industrial products and specialty chemicals company. Since June 2021, Ms. von Storch has served as a board member of the NACD North Texas chapter, and she also serves as a member of the advisory board for Varidesk, LLC. From 1982 to July 2020, Ms. von Storch served in various roles including Partner and Southwest Region Growth Markets Leader at Ernst & Young LLP, a multinational professional services firm. Ms. von Storch holds a Bachelor of Business Administration in Finance and Accounting from the University of North Texas.
Ms. von Storch is qualified to serve on the Board based on her extensive leadership experience, information security and risk management expertise, and strong strategic and financial acumen, having served as a partner at a leading global accounting and advisory firm. Ms. von Storch also brings to her role experience successfully advising a broad range of high-growth enterprises across all stages of a company’s lifecycle, positioning her well to advise and support the execution of the Company’s growth strategy and capital allocation plans.
Directors Continuing in Office Until the 2025 Annual Meeting
Thomas Dattilo. Mr. Dattilo, age 72, has served as a member of the Board since December 2020. Mr. Dattilo is an advisor to various private investment firms. He served as Chairman and Senior Advisor to Portfolio Group, a privately held provider of outsourced financial services to automobile dealerships specializing in aftermarket extended warranty and vehicle service contract programs, from 2013 to 2016, and as senior advisor to Cerberus Operations and Advisory Company, LLC, from 2007 to 2009. Previously, Mr. Dattilo held executive roles at a number of automotive industry companies, including Chief Executive Officer of Viper Motor Car Company, a Chrysler company, Chairman, President and Chief Executive Officer of Cooper Tire & Rubber Company, and various senior positions with Dana Corporation. Since 2001, Mr. Dattilo has served as a director of L3 Harris Technologies, Inc. (NYSE: LHX) or a predecessor company of L3 Harris Technologies, Inc., a technology company, defense contractor and information technology services provider and served as the Chairman of Harris Corporation, a predecessor company of L3 Harris Technologies, Inc. from 2012 to 2014. Since 2010, Mr. Dattilo has also served as a director of Haworth Inc., a privately held, family-owned office furniture manufacturer, and previously served as a director of Solera Holdings, Inc. from 2013 to 2016, Alberto Culver Company from 2006 to 2011, and Cooper Tire & Rubber Company from 1999 to 2006.
Mr. Dattilo is qualified to serve on the Board based on his experience as a director to private and public companies and his experience in the automotive industry.
Arthur Kingsbury. Mr. Kingsbury, age 75, has served as a member of the Board since March 2021. Mr. Kingsbury has been a private investor since 1996. Mr. Kingsbury has nearly five decades of business, finance and corporate governance experience including financial, senior executive and director positions at companies engaged in newspaper publishing, radio broadcasting, database publishing, cable television, cellular telephone communications, and software and services. Specific positions include President and Chief Operating Officer of VNU-USA, Vice Chairman and Chief Operating Officer of BPI Communications, and Executive Vice President and Chief Financial Officer of Affiliated Publications, Inc. Mr. Kingsbury has served on the Boards of six public companies, including Solera Holdings, Dolan Media Co., Remark Holdings, Inc. (NASDAQ: MARK), NetRatings, Inc., Affiliated Publications, Inc. and McCaw Cellular Communications, Inc. Mr. Kingsbury holds a Bachelor of Science in Business Administration in Accounting from Babson College.
Mr. Kingsbury is qualified to serve on the Board based on his experience as a director to numerous private and public companies, including committee service on audit, compensation, governance and special committees of independent directors, his extensive experience in finance and accounting matters, and his management experience and educational background.
Claudia Romo Edelman (Gonzales Romo). Ms. Romo Edelman, age 52, has served as a member of the Board since March 2021. Ms. Romo Edelman is a social entrepreneur, a catalyst for change and a global mobilization expert with more than 25 years of experience leading marketing and advocacy for global organizations including the United Nations, UNICEF, the Global Fund to Fight AIDS, TB and Malaria, the United Nations High Commissioner for Refugees (UNHCR), and the World Economic Forum. Since 2017, Ms. Romo Edelman has served as the Founder and CEO of the We Are All Human Foundation, a New York-based global non-profit organization devoted to advancing the agenda of diversity, inclusion, and equity, focused on unifying the U.S. Hispanic community and promoting sustainability and purpose-driven activities. From 2014 to 2017, Ms. Romo Edelman served as the Chief of Public Advocacy for the United Nations Children’s Fund (UNICEF). Due to her expertise, Ms. Romo Edelman was seconded several times to various organizations to launch global mobilization campaigns. From May 2016 to January 2017, she was seconded to the Executive Office of the Secretary General of the United Nations to lead communications for the Special Adviser on the 2030 Agenda for Sustainable Development and Climate Change. Ms. Romo Edelman served as a Special Advisor to the United Nations on International Migration from January 2018 to June 2018 and from April 2017 to March 2018, Ms. Romo Edelman served as a Special Advisor to the United Nations Children’s Fund (UNICEF). Ms. Romo Edelman has also held positions as Head of Marketing at The Global Fund to fight AIDS, TB and Malaria, and as the head of Public Relations at the World Economic Forum. Ms. Romo Edelman holds a Degree in Communication from the Universidad Intercontinental and a Masters of Political Communications from the London School of Economics.
Ms. Romo Edelman is part of the Board of the American Latino Museum; the Hispanic Society of America; and KIND (Kids in Need of Defense). Ms. Romo is the Editor-at-large Thrive Latina, part of Arianna Huffington’s Thrive Global platform. She is a frequent columnist and publishes articles for various media organizations including The Guardian, Ad Age, Ad Week, Al Dia and Forbes.
Ms. Romo Edelman is the recipient of numerous awards, including in 2019-2020: People Magazine’s 25 Most Influential Latinas, ALPFA’s 50 Most Powerful Latinas 2019 and 2020, Ellis Island Medal of Honor 2019, Citizen’s Union Gotham Greats 2020, Hispanic PR Association Bravo Awards- 2019 President’s Award, Multicultural Leadership Award Jesse Jackson’s Rainbow PUSH Coalition, Humanitarian Award (Joseph L.Unanue Latino Institute), Latina Women of the Year 2020 of Solo Mujeres Magazine.

Ms. Romo Edelman is qualified to serve on the Board based on her deep expertise in marketing, her management experience, and her track record in creating growth and leading successful movements for societal change and in high-profile global roles.
Rainer Schmueckle. Mr. Schmueckle, age 63, has served as a member of the Board since December 2020. Since February 2020, Mr. Schmueckle has served as chairman of the board of directors at STIGA S.p.A, a manufacturer and distributor of garden equipment; since August 2020 as a member of the supervisory board of ACPS GmbH, a supplier to the automotive industry; between March 2019 and November 2020 as member of the supervisory board of MAN Truck & Bus SE, a provider of commercial vehicles and transport solutions around the world; since February 2017, as a member of the board of directors of Kunstoff Schwanden AG, a company supplying components for plastic injection moulding; between April 2011 and March 2023, as vice chairman of the board of directors of Autoneum Holding AG (SIX Swiss Exchange: AUTN), a publicly-traded company that is a leader in acoustic and thermal management for vehicles; and, since April 2011, as a member of the board of directors of Dometic Group (STO: DOM), a publicly-traded company focusing on branded solutions for mobile living.
From November 2014 to June 2015 Mr. Schmueckle served as the Chief Executive Officer at MAG IAS, a multinational tool company. Prior to his time at MAG IAS, Mr. Schmueckle served as the President of Seating Components and Chief Operating Officer of Automotive Seating at Johnson Controls International plc (“Johnson Controls”) (NYSE: JCI), a publicly-traded multinational company that provides security equipment for buildings from November 2011 to October 2014. Before joining Johnson Controls, Mr. Schmueckle served as the Chief Operating Officer of the Mercedes Car Group at Daimler AG (FWB: DAI), a publicly-traded multinational automotive company from May 2005 to January 2010. Before that, Mr. Schmueckle served as Chief Executive Officer of Freightliner Inc, the leading heavy-truck manufacturer in North America from May 2001 to May 2005. Mr. Schmueckle holds a graduate degree in industrial engineering from University Fredericiana of Karlsruhe, Germany.
Mr. Schmueckle is qualified to serve on the Board based on his experience as a director to private and public companies, knowledge of the automotive industry, management experience and educational background.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Capital Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our Board has affirmatively determined that each of the directors on the Board other than Tony Aquila, Josette Sheeran and Greg Ethridge are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, our Board found that none of these directors had a material or other disqualifying relationship with our company.
In making those independence determinations, our Board took into account certain relationships and transactions that occurred in the ordinary course of business between us and entities with which some of our directors are or have been affiliated, including the relationships and transactions described in “Transactions with Related Persons and Indemnification,” and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director.
BOARD LEADERSHIP STRUCTURE
The Company’s Board of Directors is currently chaired by Tony Aquila, who also serves as the Company’s Chief Executive Officer. The Board has also appointed Thomas Dattilo as lead independent director.
The Company believes that combining the positions of Chief Executive Officer and Executive Chairman of the Board helps to ensure that the Board and management act with a common purpose. The Company believes that combining the positions of Chief Executive Officer and Board chairman provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Board Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information, particularly in this vital growth stage for the Company.
The Board appointed Thomas Dattilo as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board chairman: the lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Board chairman, act as liaison between the chairman and the independent directors, preside over and establish the agendas for meetings of the independent directors, and consult with the chairman in planning and setting agendas for regular Board meetings. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chief Executive Officer, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Audit Committee has the responsibility to consider and discuss major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee also assesses and monitors whether compensation plans, policies and programs comply with applicable legal and regulatory requirements.

MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors met five times during the last fiscal year. Each member of the Board of Directors attended 80% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and meeting information for fiscal 2022 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Tony Aquila
Foster Chiang
Greg Ethridge(1)
Josette Sheeran
Thomas Dattilo	X	X	Chair
Rainer Schmueckle	X		X
Debra von Storch	X	Chair
Claudia Romo Edelman
Arthur Kingsbury	Chair
Total meetings in fiscal 2022	5	0	0
(1)	As part of Mr. Ethridge’s appointment as Chief Financial Officer of the Company, Mr. Ethridge will also continue to serve as a member of the Board until no later than December 31, 2023.
Below is a description of each committee of the Board of Directors.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
Our Audit Committee currently consists of Arthur Kingsbury, Rainer Schmueckle, Thomas Dattilo and Debra von Storch. The Board has determined that each of the members of the Audit Committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq Audit Committee requirements. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.
Arthur Kingsbury serves as the chair of the Audit Committee. The Board determined that Arthur Kingsbury qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, the Board considered Arthur Kingsbury’s formal education and previous experience in financial roles. Our independent registered public accounting firm and management each periodically meet privately with our Audit Committee.
Our Audit Committee is actively involved in the review and oversight of the Company’s financials, the oversight of the Company’s internal controls and accounting functions, among the committee’s other responsibilities.
The functions of this committee include, among other things:
•	overseeing our accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of our financial statements;
•
managing the selection, engagement terms, fees, qualifications, independence, and performance of the registered public accounting firms engaged as our independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services;

•	maintaining and fostering an open avenue of communication with management and our independent registered public accounting firm;
•	reviewing any reports or disclosures required by applicable law and stock exchange listing requirements;

•	helping the Board oversee our legal and regulatory compliance, including risk assessment;
•	providing regular reports and information to the Board;
•
prior to engagement of any independent registered public accounting firm, and at least annually thereafter, assessing the qualifications, performance, and independence of our independent registered public accounting firm, or in the case of any prospective independent registered public accounting firm, before they are engaged;

•
reviewing our annual audited financial statements, our quarterly financial statements and the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” as appropriate, with management and our independent registered public accounting firm;

•	reviewing with management and our independent registered public accounting firm any earnings announcements and other public announcements regarding material developments;
•	overseeing the preparation of any report of the Audit Committee required by applicable law or stock exchange listing requirements to be included in our annual proxy statement;
•	reviewing with management and our independent registered public accounting firm significant issues regarding accounting principles and financial statement presentation;
•
overseeing procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls or auditing matters, and confidential and anonymous submissions by employees concerning questionable accounting or auditing matters;

•	reviewing and approving, in accordance with our policies, any related party transaction as defined by applicable law or stock exchange listing requirements; and
•	annually evaluating the Audit Committee’s performance, and reviewing and assessing the adequacy of the Audit Committee’s charter.
The composition and function of the Audit Committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq Listing Rules. The Board has adopted a written Audit Committee charter that is available to stockholders on the Corporate Governance section of the Company’s website at investors.canoo.com.
Report of the Audit Committee of the Board of Directors
The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Mr. Arthur Kingsbury, Chair
Mr. Rainer Schmueckle
Mr. Thomas Dattilo
Ms. Debra von Storch
*
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
Our Compensation Committee currently consists of Debra von Storch and Thomas Dattilo. Debra von Storch serves as the chair of the Compensation Committee. The Board has determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and that each satisfies the independence requirements of Rule 10C-1 of the Exchange Act and of Nasdaq. Our Compensation Committee is actively involved in the Company’s reviewing and defining the Company’s approach to compensation, including overall and executive compensation.
The functions of the committee include, among other things:
•	helping the Board oversee our compensation policies, plans and programs with a goal to attract, incentivize, retain and reward top quality executive management and employees;
•	reviewing and determining the compensation to be paid to our executive officers and directors;
•
when required, reviewing and discussing with management our compensation disclosures in the “Compensation Discussion and Analysis” section of our annual reports, registration statements, proxy statements or information statements filed with the SEC;

•	when required, preparing and reviewing the Compensation Committee report on executive compensation included in our annual proxy statement;
•
reviewing, evaluating, and approving employment agreements, severance agreements, change-of-control protections, corporate performance goals and objectives relating to the compensation, and other compensatory arrangements of our executive officers and other senior management and adjusting compensation, as appropriate;

•	evaluating and approving the compensation plans and programs advisable for us and evaluating and approving the modification or termination of existing plans and programs;
•	establishing equity compensation policies to appropriately balance the perceived value of equity compensation and the dilutive and other costs of that compensation to us;
•
reviewing compensation practices and trends to assess the adequacy and competitiveness of our executive compensation programs as compared to companies in our industry and exercise judgment in determining the appropriate levels and types of compensation to be paid;

•
monitoring our compliance with the requirements of the Sarbanes Oxley Act of 2002 relating to loans to officers and directors and with all other applicable laws affecting employee compensation and benefits;

•
reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on us, and take such determinations into account in discharging the Compensation Committee’s responsibilities;

•	evaluating the efficacy of our compensation policy and strategy in achieving gender pay parity, positive social impact and attracting a diverse workforce; and
•	annually evaluating the performance of the Compensation Committee, and reviewing and assessing the adequacy of the Compensation Committee’s charter.
The composition and function of the Compensation Committee comply with all applicable SEC rules and regulations and Nasdaq Listing Rules. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Corporate Governance section of the Company’s website at investors.canoo.com.
Compensation Consultants
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged the services of Mercer (US) Inc. (“Mercer”) as its independent outside compensation consultant. Neither Mercer nor any of its affiliates maintain any other direct or indirect business relationships with the Company or any of our subsidiaries. The Compensation Committee evaluated whether any work provided by Mercer raised any conflict of interest for services performed during 2022 and determined that it did not.
During 2022, Mercer’s services were limited to advising on executive and director compensation, peer group review and revisions, employee equity plans, and other broad-based employee compensation strategies that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Thomas Dattilo and Rainer Schmueckle. Thomas Dattilo serves as the chair of the Nominating and Corporate Governance Committee. The Board has determined that each of the members of our Nominating and Corporate Governance Committee satisfies the independence requirements of Nasdaq.
Our Nominating and Corporate Governance Committee is actively involved in the Company’s governance and operations.
The functions of this committee include, among other things:
•	helping the Board oversee our corporate governance functions and develop, updating as necessary and recommending to the Board the governance principles applicable to us;
•	identifying, evaluating and recommending and communicating with candidates qualified to become Board members or nominees for directors of the Board consistent with criteria approved by the Board;
•	monitoring and evaluating the composition, organization and size of the Board;
•	overseeing the Board’s committee structure and operations, including authority to delegate to subcommittees and committee reporting to the Board;
•	monitor our overall approach to corporate social responsibility and ensure it is in line with the overall business strategy and our corporate and social obligations as a responsible citizen;
•	periodically reviewing and assessing our corporate governance guidelines and the Code of Conduct, and recommending changes to the Board for its consideration;
•
developing and periodically reviewing with the Chief Executive Officer the plans for succession for our executive officers and making recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions;

•	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Board current and emerging corporate governance trends; and
•	annually evaluating the performance of the Nominating and Corporate Governance Committee, and reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee’s charter.
The composition and function of the Nominating and Corporate Governance Committee comply with all applicable SEC rules and regulations and Nasdaq Listing Rules. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Corporate Governance section of the Company’s website at www.investors.canoo.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, having a strong understanding of the industry of the Company and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having experience as a board member or executive officer of another publicly held company, and having a diverse personal background, perspective and experience. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity (including diversity of gender, ethnic background and country of origin), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation and assessments, conducted periodically on a group, committee and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.
In addition, the Nominating and Corporate Governance Committee also evaluates the other company boards and board committees on which a new or incumbent director may sit. The Nominating and Corporate Governance Committee recognizes that a director’s ability to fulfill his or her responsibilities as a director can be impaired if he or she serves on a high number of other boards or board committees. Service on boards and board committees of other companies must be consistent with the Company’s conflict-of-interest policies. Non-employee directors are generally expected to serve on no more than four (4) other public company boards and on no more than three (3) other public company audit committees, without the approval of the Board. In addition, non-employee directors who are executive officers of other public companies should generally serve on no more than one other public company board, without the approval of the Board.
The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by the Company’s stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a Company stockholder. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering written notice to the attention of the Corporate Secretary at the following address: 15520 Highway 114, Justin, Texas 76247, not later than the close of business on the 90th day, nor less than the close of business on the 120th day, prior to the anniversary date of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting is not within 30 days before or after the anniversary date of the prior year’s annual meeting, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the closing of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In addition to satisfying the foregoing requirements under our Bylaws, including the notice deadline set forth above and therein, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees, other than the Board’s nominees, must provide written notice to our Corporate Secretary that sets forth all the information required by Rule 14a-19. Such notice must be postmarked or transmitted electronically to the Company at the mailing address provided above no later than 60 calendar days prior to the anniversary of the preceding year’s annual meeting of stockholders.
All recommendations for director nominations received by the Corporate Secretary that satisfy our Bylaws’ requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Further, each potential candidate must provide a list of references and agree (i) to be interviewed by members of the Nominating and Corporate Governance Committee or other directors in the discretion of the Nominating and Corporate Governance Committee, and (ii) to a background check or other review of the qualifications of a proposed nominee by the Company. Prior to nomination of any potential candidate by the Board, each member of the Board will have an opportunity to meet with the candidate. Upon request, any candidate nominated will agree in writing to comply with the Company’s Corporate Governance Guidelines and all other policies and procedures of the Company applicable to the Board.

BOARD DIVERSITY
Members of our Board self-identify as set forth in the table below:
Board Diversity Matrix (as of October 27, 2023)
Board Size:
Total Number of Directors	9
	Female	Male	Did Not Disclose Gender
Gender Identity:
Directors	3	5	1
Demographic Background—Directors who identify in any of the categories below:
Asian		1
Hispanic or Latinx	1
White	2	3
Did Not Disclose Demographic Background	2
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any stockholder or any other interested party who desires to communicate with our Board, or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 15520 Highway 114, Justin, Texas 76247. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis, as appropriate.
CODE OF CONDUCT
The Board has adopted a Code of Conduct (the “Code of Conduct”), applicable to all of the Company’s employees, executive officers and directors. The Code of Conduct is available on the Corporate Governance section of the Company’s website at investors.canoo.com. The Nominating and Corporate Governance Committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. If the Company makes any amendments to the Code of Conduct, or grants any waivers of its requirements to directors and executive officers, the Company will promptly disclose the amendment or waiver on its website.
CORPORATE GOVERNANCE GUIDELINES
In December 2020, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on investor relations portion of our website at www.canoo.com.

EXECUTIVE OFFICERS
The following table sets forth information concerning our current directors and executive officers, including their ages as of October 27, 2023.
Name	Age	Position
Executive Officers
Tony Aquila(1)	59	Chief Executive Officer, Executive Chair, Director
Josette Sheeran(1)	69	President and Director
Greg Ethridge	47	Chief Financial Officer and Director
Ramesh Murthy	45	Senior Vice President Finance and Chief Accounting Officer
Hector Ruiz	43	General Counsel, Corporate Secretary
(1)	See pages 7-9 of this proxy statement for Tony Aquila’s, Josette Sheeran’s and Greg Ethridge’s biographies.
Ramesh Murthy. Mr. Murthy has served as SVP Finance and Chief Accounting Officer since March 2021 and Interim Chief Financial Officer from December 2021 through January 25, 2023. Mr. Murthy first joined Canoo in March 2021 serving as the Company’s Chief Accounting Officer and then, from July 2021, as SVP, Finance and Chief Accounting Officer. Mr. Murthy brings to his position more than 20 years of experience in finance and public accounting serving the automotive technology, software, telecom and advanced manufacturing industries. Prior to joining the Company, Mr. Murthy was a member of the Financial Accounting Advisory Services group of Ernst & Young LLP, serving as Managing Director from July 2019 until March 2021, and as Senior Manager from November 2015 to July 2019. Mr. Murthy also enjoyed a long career in the Audit Practice of Deloitte & Touche LLP from 2004 to 2015. Mr. Murthy holds a Master of Business Administration, Finance from Texas A&M International University and a Bachelor of Commerce, Accounting from University of Madras, India.
Hector Ruiz. Mr. Ruiz has served as the General Counsel and Corporate Secretary of the Company since April 2021, and prior to this, served as our Vice President - Global Strategy, Tax Counsel & Treasury from January 2021 to April 2021. Mr. Ruiz has an extensive background in legal and tax matters. From January 2012 to January 2021, Mr. Ruiz served in a variety of senior tax and tax planning roles at Solera Holdings, Inc., including as Vice President of Global Tax from November 2015 to January 2021, responsible for all areas of taxation, including mergers and acquisitions transactions, tax planning, controversy, risk management, financial reporting and compliance. Prior to Solera, Mr. Ruiz worked in tax and accounting related roles at Caris Life Sciences and PricewaterhouseCoopers LLP. Mr. Ruiz has a Bachelor of Business Administration from Southern Methodist University and a Juris Doctor degree from Baylor University School of Law.
Family Relationships
There are no family relationships among our directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth information known to us regarding the beneficial ownership of the Common Stock as of November 1, 2023:
•	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock;
•	each named executive officer and director of the Company; and
•	all current executive officers and directors of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provides that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 707,812,083 shares of Common Stock issued and outstanding as of November 1, 2023 and do not take into account the issuance of any shares of Common Stock upon the exercise of warrants to purchase up to 315,655,675 shares of Common Stock that remain outstanding.
Common stock subject to options or restricted stock units (“RSUs”) that are currently exercisable or exercisable or will vest within 60 days of November 1, 2023 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.
Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Named Executive Officers:
Tony Aquila(2)	87,379,868	12.3%
Foster Chiang	93,259	*
Thomas Dattilo	183,259	*
Greg Ethridge	447,419	*
Arthur Kingsbury	93,259	*
Claudia Romo Edelman	93,259	*
Rainer Schmueckle	93,259	*
Josette Sheeran	1,336,459	*
Ramesh Murthy	283,619	*
Debra von Storch	93,259	*
All Directors and Named Executive Officers of the Company as a Group (10 Individuals)	90,096,919	12.7%
Five Percent Holders:
Entities affiliated with AFV Management Advisors LLC(3)	79,986,536	11.3%
*	Less than one percent.
(1)	Unless otherwise noted, the business address of those listed in the table above is 19951 Mariner Avenue, Torrance, California 90503.
(2)
Consists of (i) 7,393,332 shares of Common Stock held by Tony Aquila, which includes 166,666 RSUs that vest December 21, 2023, (ii) 12,509,387 shares of Common Stock held by AFV Partners SPV-4 LLC, a Delaware limited liability company (“AFV-4”), (iii) 35,273,268 shares of Common Stock held by AFV Partners SPV-7 LLC, a Delaware limited liability company (“AFV-7”), (iv) 3,450,000 shares of Common Stock held by AFV Partners SPV-7/A LLC, a Delaware limited liability company (“AFV-7/A”), (v) 4,504,505 shares of Common Stock held by AFV Partners SPV-10 LLC, a Delaware limited liability company (“AFV-10”), (vi) 9,331,840 shares of Common Stock held by AFV Partners SPV-10/A LLC, a Delaware limited liability company (“AFV-10/A”), (vii) 6,998,880 shares of Common Stock held by AFV Partners SPV-10/B LLC, a Delaware limited liability company (“AFV-10/B”), (viii) 5,599,104 shares of Common Stock held by AFV Partners SPV-10/C LLC, a Delaware limited liability company (“AFV-10/C”), and

(ix) 2,319,552 shares of Common Stock are held by I-40 OKC Partners LLC, an Oklahoma limited liability company (“I-40 OKC”). AFV Management Advisors LLC, a Delaware limited liability company (“AFV”) is the sole manager and controlling member of AFV-4, AFV-7, AFV-7/A, AFV-10, AFV-10/A, AFV-10/B, AFV-10/C and I-40 OKC. Mr. Aquila is the managing member of AFV, which exercises ultimate voting and investment power with respect to the shares held by AFV-4, AFV-7, AFV-7/A, AFV-10, AFV-10/A, AFV-10/B, AFV-10/C and I-40 OKC. Mr. Aquila may be deemed to hold voting and dispositive power with respect to the securities held indirectly by AFV, and held of record by AFV-4, AFV-7, AFV-7/A, AFV-10, AFV-10/A, AFV-10/B, AFV-10/C and I-40 OKC.
(3)
Consists of (i) 12,509,387 shares of Common Stock held by AFV-4, (ii) 35,273,268 shares of Common Stock held by AFV-7, (iii) 3,450,000 shares of Common Stock held by AFV-7/A, (iv) 4,504,505 shares of Common Stock held by AFV-10, (v) 9,331,840 shares of Common Stock held by AFV-10/A, (vi) 6,998,880 shares of Common Stock held by AFV-10/B, (vii) 5,599,104 shares of Common Stock held by AFV-10/C, and (viii) 2,319,552 shares of Common Stock held by I-40 OKC. AFV is the sole manager and controlling member of AFV-4, AFV-7, AFV-7/A, AFV-10, AFV-10/A, AFV-10/B, AFV-10/C and I-40 OKC. Mr. Aquila is the managing member of AFV, which exercises ultimate voting and investment power with respect to the shares held by AFV-4, AFV-7, AFV-7/A, AFV-10, AFV-10/A, AFV-10/B, AFV-10/C and I-40 OKC. Mr. Aquila may be deemed to hold voting and dispositive power with respect to the securities held indirectly by AFV and held of record by AFV-4, AFV-7, AFV-7/A, AFV-10, AFV-10/A, AFV-10/B, AFV-10/C and I-40 OKC. The business address of AFV-4, AFV-7, AFV-7/A, AFV-10, AFV-10/A, AFV-10/B, AFV-10/C, I-40 OKC and AFV is 2126 Hamilton Road Suite 260, Argyle, Texas 76226.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.
Equity Compensation Plan Information
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2022.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	31,642,836(3)	$0.015	24,337,344(4)(5)
Equity compensation plans not approved by security holders	—	—	—
Total	31,642,836	$0.015	24,337,344
(1)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the 31,569,132 shares issuable upon vesting of outstanding restricted stock unit awards without any cash consideration payable for those shares.

(2)	Consists of the 2020 Equity Plan and the Canoo Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”).
(3)
Consists of 29,157,907 shares of Common Stock underlying outstanding restricted stock unit awards granted under the 2020 Equity Plan and 2,484,929 shares of Common Stock underlying outstanding stock options and restricted stock unit awards previously granted under the Legacy Canoo 2018 Share Option and Grant Plan, as assumed by the Company on December 21, 2020 in connection with the Business Combination (the “2018 Equity Plan”). No additional awards may be granted under the 2018 Equity Plan.

(4)	Consists of 17,043,032 shares of Common Stock remaining available for issuance under the 2020 Equity Plan and 7,294,312 shares of Common Stock remaining available for issuance under the 2020 ESPP.
(5)
The number of shares of Common Stock reserved for issuance under the 2020 Equity Plan automatically increases on January 1 of each year, continuing through January 1, 2030, in an amount equal to (i) 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, or (ii) a lesser number of shares of Common Stock determined by the Board prior to the date of the increase. The number of shares of Common Stock reserved for issuance under the 2020 ESPP automatically increases on January 1 of each year, continuing through January 1, 2030, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (ii) 8,069,566 shares of Common Stock, or (iii) a lesser number of shares of Common Stock determined by the Board prior to the date of the increase.

EXECUTIVE COMPENSATION
The following section provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts. We are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year.
Our named executive officers for the year ended December 31, 2022, consisting of our principal executive officer, and our two other most highly compensated executive officers as of December 31, 2022 who were serving as executive officers as of such date, were:
•	Tony Aquila — Executive Chair and Chief Executive Officer (“CEO”)
•	Josette Sheeran — President, Board Member
•	Ramesh Murthy — Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer(1)
(1)	Mr. Murthy is our Senior Vice President Finance and Chief Accounting Officer. He also served as Interim CFO from December 20, 2021 until January 26, 2023.
Mr. Aquila has been a substantial investor in Canoo since August 2020 through his sustainable investment fund, AFV Partners. Based on his extensive experience in growing companies and achieving significantly positive shareholder value outcomes, Mr. Aquila was appointed Executive Chair of the Board in November 2020. In April 2021, the Board determined that Canoo’s business and shareholder success would be best served by placing Tony Aquila in the full-time CEO role for the company.
Ms. Sheeran joined Canoo originally as a Board member in December 2020. Her extensive experience in achieving meaningful business results with key government and business partners was evident from her earliest days. Given her key strategic importance and extensive efforts in enabling Canoo in establishing key foundations for manufacturing and R&D excellence, Ms. Sheeran transitioned from being a non-employee member of the Board to President of the Company and Board member on July 26, 2021.
Mr. Murthy joined Canoo as Chief Accounting Officer in March 2021, bringing more than 20 years of experience in finance and public accounting serving the automotive technology, software, telecom and advanced manufacturing industries. In July 2021 he was named Senior Vice President, Finance and Chief Accounting Officer. Mr. Murthy was appointed Interim Chief Financial Officer on December 20, 2021 and served in that role during fiscal year 2022, until January 26, 2023. He is currently our Senior Vice President, Chief Accounting Officer.
Executive Compensation Philosophy
Our Compensation Committee is responsible for reviewing, overseeing, and approving Canoo’s overall compensation strategy. In this critical time of development, Canoo continues to invest heavily in attracting, retaining and motivating an experienced and highly driven leadership team. Our current executive compensation philosophy is focused on a two-pronged approach:
•	Developing near-term compensation practices that support long-term business success:
•	Attracting and motivating top tier talent that can deliver on highly aggressive performance goals;
•	Managing compensation-related cash outlays in a responsible manner; and
•	Encouraging achievement of near-term milestones that set the stage for future shareholder success.
•	Incentivizing long-term positive business outcomes that deliver outstanding shareholder value:
•	Aligning long-term executive pay with shareholder outcomes through equity awards; and
•	Establishing aggressive performance objectives for the CEO.
In keeping with our compensation philosophy, Canoo makes targeted investments in key talent and aligns senior executives with shareholder growth objectives through equity awards tied to Canoo’s transformational mission. When Canoo achieves its mission, it will create a win-win opportunity for both shareholders and the Canoo leadership team.

Compensation Elements
Outlined below are descriptions of the compensation elements provided to our named executive officers.
Base Salary
Base salary is set at a level that is intended to reflect the executive’s duties, authorities, contributions, prior experience, and performance. In keeping with our objective to limit cash outlays, no increases were made to the base salaries of our named executive officers in 2022.
Bonus
Mr. Aquila is not eligible to receive an annual bonus award. Pursuant to Ms. Sheeran's and Mr. Murthy's offer letters, Ms. Sheeran and Mr. Murthy are each eligible to earn an annual cash bonus based on achievement of certain performance goals, as further described below in "Agreements with our Named Executive Officers and Potential Payments upon Termination of Employment or Change in Control".
Stock Awards
The Compensation Committee is focused on aligning the majority of our named executive officers’ compensation directly with shareholder value through equity awards. These awards include performance-based restricted stock units (“PSUs”) that vest based on the achievement of operational performance milestones for Mr. Aquila and Mr. Murthy, PSUs that vest based on stock price hurdles for Mr. Aquila, and restricted stock units that vest over time (“RSUs”) for all of our named executive officers. We believe these awards advance our business strategy as follows:
•
PSUs with operational milestones are aligned with the nearer-term mission. Vesting contingent on operational milestones rewards the named executive officers only if the mission is completed within a set timeframe.

•
PSUs with stock price hurdles and RSUs reward creation of shareholder value. These awards are aligned with shareholders in that the value of PSUs and RSUs increase or decrease in value based on Canoo’s stock price.

•
PSUs and RSUs encourage favorable long-term shareholder outcomes. Standard RSU vesting terms are 25% vest one-year after vesting commencement date and then 6.25% quarterly thereafter. PSUs are also subject to time-based vesting conditions even after performance objectives have been achieved.

The equity awards granted to named executive officers in 2022 and in prior years reflect our objectives of supporting long-term business success and aligning pay with shareholder outcomes.
Benefits and Perquisites
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; disability insurance; and a tax-qualified Section 401(k) plan for which no match by us is provided. We do not maintain any executive-specific benefit or executive perquisite programs.
Retirement Benefits
We provide a tax-qualified Section 401(k) plan for all employees, including our named executive officers. We do not provide a match for participants’ elective contributions to the 401(k) plan, nor do we provide to employees, including our named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.
Policies against Hedging/Pledging Shares
As part of our insider trading policy, all Company directors, officers, employees and certain designated independent contractors and consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, trading in derivative securities, including buying or selling puts or calls on our securities, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving our securities.

Ownership Guidelines
We intend to adopt stock ownership guidelines that require all of our named executive officers and other members of our executive team to hold a minimum number of shares of our common stock while serving in their leadership positions.

2022 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2022 and December 31, 2021.
Name	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Tony Aquila Executive Chair and CEO	2022	500,000(3)	—	3,424,000	—	—	3,924,000
	2021	500,000(3)	—	43,924,666	—	189,292(4)	44,613,958
Josette Sheeran(5) President, Board Member	2022	490,000	—	—	—	490,000
	2021	226,008	—	10,240,044	—	234,904(4)	10,700,956
Ramesh Murthy Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer	2022	350,000	—	1,749,998	—	—	2,099,998
(1)	Mr. Murthy was not a named executive officer in 2021; accordingly, the Summary Compensation Table includes only fiscal year 2022 compensation with respect to Mr. Murthy.
(2)
The amount disclosed represents the aggregate grant date fair value of stock awards, which include time and, with respect to Mr. Aquila, PSUs, computed in accordance with ASC Topic 718. This amount does not reflect the actual economic value that may be realized by the named executive officer, which will depend on factors including the continued service of the named executive officer and the future value of our stock. For the RSUs, the grant date fair value is based on the closing price of our common stock on the date of grant. For Mr. Aquila’s PSUs (other than 300,000 PSUs granted on May 14, 2021 that vest based on specified operational milestones and were valued based on the Company’s closing stock price as of the date of grant), the grant date fair value is based on a Monte Carlo simulation model as of the date of grant. The probable outcome for the PSUs awarded to Mr. Aquila in 2021 was estimated at the target payout level. The grant date fair value of the PSUs awarded to Mr. Aquila in 2021 assuming the maximum level of performance is achieved is $40,274,666. The grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of such RSUs and PSUs granted in 2022 are set forth in the notes to our audited consolidated financial statements included in this Annual Report on Form 10-K for the year ended December 31, 2022.

(3)
Mr. Aquila receives a base salary of $500,000, defined as part of his Executive Chair compensation package approved by the board of Legacy Canoo in November 2020 prior to the IPO (with no adjustment made upon his transition to the CEO role), and no other cash compensation.

(4)	Amounts shown represent:
•	For Mr. Aquila, $189,292 for reimbursement of temporary housing expenses for Mr. Aquila while he was based in Los Angeles, California.
•
For Ms. Sheeran, (i) $150,000 paid as compensation for consulting services in connection with the site selection of our manufacturing operations prior to Ms. Sheeran's appointment as President (ii) $64,904 in fees earned for services as a non-executive director on our Board, and (iii) $20,000 paid pursuant to the Company's non-executive director compensation policy to cover tax and legal services incurred in connection with Ms. Sheeran's appointment to the Board.

(5)
Ms. Sheeran was appointed as President of the Company on July 26, 2021. Prior to her appointment, Ms. Sheeran served as a director on our Board, and she continues to serve on the Board following her appointment.

Narrative Disclosure to Summary Compensation Table
For 2022, the compensation programs for our named executive officers consisted of base salary and incentive compensation delivered in the form of equity awards, which consisted of a combination of RSUs and PSUs.
Base Salary
Mr. Aquila receives a limited base salary of $500,000, defined as part of his Executive Chair compensation package approved by the board of Legacy Canoo in November 2020 prior to the IPO (with no adjustment made upon his transition to the CEO role). Ms. Sheeran receives a base salary of $490,000. Mr. Murthy receives a base salary of $350,000. We did not make any increases to the named executive officer base salaries in 2022.
Cash Bonus
We did not have a formal arrangement with our other named executive officers providing for annual cash bonus awards. However, we have at times provided cash bonuses to certain members of our executive team on an ad hoc basis as deemed appropriate, in the form of spot bonuses or for achievement of certain milestones. We did not pay any cash bonuses to our named executive officers in 2022.

Stock Awards
Tony Aquila
On August 12, 2022, the Board granted Mr. Aquila an award of 800,000 RSUs, comprised of (i) a bonus award of 400,000 RSUs for his role in procuring the Walmart EV Fleet Purchase Agreement and (ii) 400,000 RSUs for compensation for fiscal year 2022. These awards vested on January 2, 2023. In addition, 150,000 of the PSUs granted to Mr. Aquila in May 2021 that are contingent on a start of production operational milestone vested on November 17, 2022.
For information regarding Mr. Aquila’s outstanding equity awards, most of which are eligible to vest contingent on achieving operational milestones or stock price goals, see “Outstanding Equity Awards at 2022 Year End” and “Agreements with our Named Executive Officers and Potential Payments upon Termination of Employment or Change in Control—Tony Aquila” below.
Josette Sheeran
Ms. Sheeran did not receive a stock award in 2022.
For information regarding Ms. Sheeran’s outstanding equity awards, see “Outstanding Equity Awards at 2022 Year End” and “Agreements with our Named Executive Officers and Potential Payments upon Termination of Employment or Change in Control—Josette Sheeran” below.
Ramesh Murthy
On April 14, 2022, Mr. Murthy was granted an award comprised of 175,351 PSUs and 175,350 RSUs. The PSUs vest based on the following operational milestones:
•	50% upon start of production
•	50% when the Company has produced its 5,000th vehicle after start of production
Half of the start of production PSUs (43,838 PSUs) vested on November 17, 2022 when the Company achieved start of production in Michigan. The RSUs vest 25% one-year after the vesting commencement date of January 1, 2022 and then 6.25% quarterly thereafter.
For information regarding Mr. Murthy’s outstanding equity awards, see “Outstanding Equity Awards at 2022 Year End” and “Agreements with our Named Executive Officers and Potential Payments upon Termination of Employment or Change in Control—Ramesh Murthy” below.
Agreements with our Named Executive Officers and Potential Payments upon Termination of Employment or Change in Control
We currently maintain agreements with Mr. Aquila, Ms. Sheeran and Mr. Murthy, each as summarized below.
Tony Aquila
In November 2020, Legacy Canoo entered into an agreement with Mr. Aquila (the “Aquila Agreement”), as may be amended from time to time, pursuant to which he serves as the Executive Chair of the Board. The term of the Aquila Agreement commenced on December 21, 2020 and will end on December 31, 2023, or, earlier, upon his voluntary resignation from our Board upon at least thirty days’ notice, his failure to be re-elected to the Board by our stockholders at the third annual stockholder meeting following the consummation of the Business Combination, or a vote of no-confidence by a majority of the Board. Mr. Aquila is paid a $500,000 annual fee in equal quarterly installments and is entitled to any benefits and perquisites generally available to members of our Board. He is reimbursed for business expenses, including air travel expenses for either, at our option, first class airfare or the business use of his private jet (at a fixed rate per hour, as set forth in the Aquila Agreement), executive housing on a tax grossed-up basis and business expenses associated with the office of the Executive Chair.
In addition, Mr. Aquila was granted 809,908 PSUs (which were converted into PSUs covering 1,003,828 shares of Common Stock upon the closing of the Business Combination), which vest in 33.3% increments upon the achievement of per-share milestones of $18, $25 and $30, and 809,908 RSUs (which were converted into RSUs covering 1,003,828 shares of Common Stock upon the closing of the Business Combination), which vest in equal annual installments over a period of three years (as of fiscal year end 2022, 669,219 shares from this allotment of RSUs were vested). Upon the consummation of the Business Combination, Mr. Aquila received a target grant of

500,000 PSUs, which vest based on the Company’s achievement of specified operational and stock price milestones over a three-year performance period, subject to Mr. Aquila’s continued service with the Company through the applicable vesting dates (as of fiscal year end 2022, 150,000 shares from this allotment of PSUs were vested). Up to an additional 200,000 PSUs will vest based on maximum achievement of the stock price milestones, and an additional 1,303,828 PSUs will vest upon the achievement of a $20 per-share milestone. He also received a grant of 500,000 RSUs, which will vest in equal annual installments over a period of three years (as of fiscal year end 2022, 333,334 shares from this allotment of RSUs were vested). If awards are not assumed in connection with a sale event or corporate transaction (each as defined in the underlying equity plan), then vesting will be accelerated, with the PSUs vesting based on target performance. In the event that Mr. Aquila is terminated by us without Cause or he resigns for Good Reason (each as defined in the Aquila Agreement), or his service terminates due to his death or disability, the PSUs will remain outstanding and eligible to vest at the end of the applicable performance period based on actual performance achievement, and the unvested RSUs that would have vested had service continued through the end of the fiscal year in which the termination occurred will accelerate and vest as of the date of such termination. Upon any other termination of service, all unvested awards will be forfeited.
In connection with his appointment as CEO in April 2021, the Board also granted Mr. Aquila 2,000,000 PSUs that vest upon the satisfaction of a combination of performance and time-based conditions. The PSUs will vest based on performance in one-third increments upon the achievement of each of the following price hurdles during the five-year period beginning October 19, 2020: (i) the stock price equals or exceeds $20, (ii) the stock price equals or exceeds $25; and (iii) the stock price equals or exceeds $30. In addition, the PSUs will vest based on time upon the completion of three years of continuous service beginning on October 19, 2020. In the event that Mr. Aquila is terminated by us without Cause or he resigns for Good Reason (each as defined in the Aquila Agreement), or his service terminates due to his death or disability, the time and service-based requirement will be deemed satisfied and the PSUs will remain outstanding and will vest upon the satisfaction of the performance-based requirements.
On November 4, 2021, Mr. Aquila received an award of 6,000,000 PSUs based on the Company’s achievement of specified stock price milestones over a five-year performance period ending November 4, 2026, subject to his continued service with the Company through the applicable vesting date. In the event that Mr. Aquila is terminated by us without Cause or he resigns for Good Reason, or his service terminates due to his death or disability, the service-based requirement will be deemed satisfied and the PSUs will remain outstanding and will vest upon the satisfaction of the performance-based requirements. In the event a Corporate Transaction (as defined in the Canoo Inc. 2020 Equity Incentive Plan (the “2020 Equity Plan”)) occurs during Mr. Aquila’s service with the Company and the PSUs are not assumed by the surviving or acquiring corporation, the service-based requirement will be deemed satisfied and the PSUs will fully vest upon the consummation of such Corporation Transaction based on satisfaction of the performance requirements, which will be determined based on the Per Share Transaction Price (as defined in the award agreement). Any PSUs that do not satisfy the performance requirements based on the Per Share Transaction Price will be forfeited. If, in connection with a Corporate Transaction, the PSUs are assumed by the surviving corporation or acquiring corporation, any unvested PSUs will (A) be eligible to performance vest upon the consummation of such Corporate Transaction based on the satisfaction of the performance requirements, which will be determined based on the Per Share Transaction Price, and (B) remain outstanding until the applicable service requirements are satisfied. Any PSUs that do not satisfy the performance requirements in connection with such Corporate Transaction will remain outstanding and eligible to vest in accordance with the applicable service requirements and the performance requirements; provided that the Board may equitably adjust the performance requirements applicable to any PSUs that did not performance vest upon such Corporate Transaction to appropriately reflect the structure of the Company following such Corporate Transaction. If, (A) in connection with a Corporate Transaction, the PSUs are assumed by the surviving corporation or acquiring corporation, and (B) the Mr. Aquila’s service terminates following the Corporate Transaction due to a termination by the Company without Cause, a resignation by Mr. Aquila for Good Reason or due to his death or disability, then the service requirements will be deemed satisfied upon such termination, and any unvested portion of the assumed PSUs will fully vest based on target performance achievement.
On August 12, 2022, Mr. Aquila received an award of 800,000 RSUs, comprised of (i) a bonus award of 400,000 RSUs for his role in procuring the Walmart EV Fleet Purchase Agreement, and (ii) 400,000 RSUs for compensation for fiscal year 2022. These awards vested on January 2, 2023.
On May 5, 2023, Mr. Aquila received an award of 6,884,682 RSUs for compensation for fiscal year 2023. 100% of this award will vest on May 5, 2024, subject to Mr. Aquila’s continued service with the Company through May 5,

2024; provided that in the event that Mr. Aquila is terminated by us without Cause, he resigns for Good Reason, or in the event of a Change of Control (each as defined in the RSU award agreement issued pursuant to this award), or his service terminates due to his death or disability, the time and service-based requirement will be deemed satisfied at such time.
Mr. Aquila will not receive additional cash compensation in connection with his role as CEO.
Josette Sheeran
In July 2021, Canoo Technologies entered into an agreement with Ms. Sheeran pursuant to which Ms. Sheeran serves as President of the Company (the “Sheeran Agreement”). The Sheeran Agreement has no specific term and provides that Ms. Sheeran’s employment is at-will. The Sheeran Agreement provides a base salary of $490,000, and she is eligible to participate in the benefits plans offered to similarly situated employees of the Company. Ms. Sheeran is also eligible to receive an annual bonus award of up to 100% of her annual salary, with the possibility of up to a two times multiplier, in either case upon successfully achieving performance goals outlined by the Company and remaining an employee in good standing through applicable milestone dates. In addition, pursuant to the Sheeran Agreement, the Company covered 100% of Ms. Sheeran’s moving expenses and provided a relocation allowance of up to $150,000 in temporary housing and living expenses for six months. In the event Ms. Sheeran had terminated employment within twelve months of her moving date, she would have been required to reimburse the Company for the moving expenses and relocation allowance.
In the event that Ms. Sheeran is terminated by us without cause, the Sheeran Agreement provides that she will be eligible for twelve months of severance, continued healthcare benefits and continued vesting of any RSUs through the severance period.
The Sheeran Agreement provides Ms. Sheeran with a long term incentive award under the Company’s incentive plan, consisting of a grant of 1,468,429 RSUs. Twenty-five percent of the RSUs vested on August 15, 2022, and the remainder of the award will vest in equal increments each quarter thereafter on the fifteenth day of the month, subject to Ms. Sheeran’s continuous service through each such date. Any RSUs that remain unvested upon a termination of service will be forfeited.
Ms. Sheeran is subject to our standard confidential information and inventions assignment agreement, which includes a perpetual confidentiality covenant and a non-competition covenant that applies during the period of employment.
Ms. Sheeran will continue to serve as a member of the Company’s Board but will not receive any additional board compensation.
Ramesh Murthy
In February 2021, Canoo Technologies extended an offer of employment to Mr. Murthy as Chief Accounting Officer and, in July 2021, Mr. Murthy was promoted to SVP, Finance and Chief Accounting Officer of the Company (the “Murthy Agreements”). The Murthy Agreements have no specific term and provide that Mr. Murthy’s employment is at-will. The Murthy Agreements provide a base salary of $350,000, and he is eligible to participate in the benefits plans offered to similarly situated employees of the Company. Mr. Murthy is also eligible to receive an annual bonus award of up to 40% of his annual salary upon successfully achieving performance goals outlined by the Company and remaining an employee in good standing through applicable milestone dates. In the event that Mr. Murthy is terminated by us without cause or by Mr. Murthy for good reason, the Murthy Agreements provide that he will be eligible for severance equal to five months of his annual base salary.
The February offer letter provides Mr. Murthy with a long term incentive award under the Company’s incentive plan, consisting of a grant of 32,887 RSUs. The July promotion letter provides Mr. Murthy with an additional award, consisting of 63,143 RSUs. Twenty-five percent of the February RSUs vested on February 15, 2022 and twenty-five percent of the July RSUs vested on July 16, 2022, and the remainder of the RSUs will vest in equal increments each quarter thereafter on the fifteenth day of the month, subject to Mr. Murthy’s continuous service through each such date. Any RSUs that remain unvested upon a termination of service will be forfeited.
In addition, as described above, in April 2022, Mr. Murthy was granted an award consisting of 175,351 PSUs and 175,350 RSUs. 43,838 PSUs vested on Nov 17, 2022, and the remainder of the PSUs will vest upon the completion of additional operational milestones. Twenty-five percent of the RSUs vested in January 2023 and the remainder of the RSUs will vest in equal increments each quarter thereafter, subject to Mr. Murthy’s continuous service through each such date. Any RSUs or PSUs that remain unvested upon a termination of service will be forfeited.

If Mr. Murthy remains in continuous service as of the effective time of a change in control, any shares that remain outstanding and that are not assumed or substituted by the surviving corporation or acquiring corporation will become fully vested immediately prior to such change in control.
Mr. Murthy is subject to our standard confidential information and inventions assignment agreement, which includes a perpetual confidentiality covenant and a non-competition covenant that applies during the period of employment.
Outstanding Equity Awards at 2022 Year End
The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.
	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested ($)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Tony Aquila	—	—	1,003,828(1)	1,234,708
	334,609(2)	411,569	—	—
	166,666(3)	204,999	—	—
	—	—	2,000,000(4)	2,460,000
	—	—	1,853,828(5)	2,280,208
	—	—	6,000,000(6)	7,380,000
	800,000(7)	984,000	—	—
Josette Sheeran	1,009,546(8)	1,241,742	—	—
Ramesh Murthy	18,500(9)	22,755	—	—
	6,619(9)	8,141	—	—
	43,412(9)	53,397	—	—
	131,513(9)	161,761	—	—
	—	—	131,513(10)	161,171
(1)
33.3% of the total PSUs subject to the award will vest upon the first October 19 to occur on or following the date upon which the Common Stock achieves $18 per share (the “$18 Vesting Date”), subject to Mr. Aquila’s continued service through the $18 Vesting Date; (b) an additional 33.3% of the total PSUs will vest upon the first October 19 to occur on or following the date upon which the Common Stock achieves $25 per share (the “$25 Vesting Date”), subject to Mr. Aquila’s continued service through the $25 Vesting Date; and (c) the remaining 33.3% of the total PSUs will vest upon the first October 19 to occur on or following the date upon which the Common Stock achieves $30 per share (the “$30 Vesting Date”), subject to Mr. Aquila’s continued service through the $30 Vesting Date. Any PSUs that have not satisfied their performance-based vesting conditions satisfied by October 19, 2023 will be forfeited.

(2)	50% of the RSUs subject to the award will vest on October 19, 2022 and the remaining 50% will vest on October 19, 2023, subject to continued service through the applicable vesting date.
(3)	50% of the RSUs subject to the award will vest on December 21, 2022 and the remaining 50% will vest on December 21, 2023, subject to continued service through the applicable vesting date.
(4)
The PSUs will vest based on (A) performance in one-third increments upon the achievement of each of the following price hurdles during the five-year period beginning October 19, 2020: (i) the stock price equals or exceeds $20, (ii) the stock price equals or exceeds $25, and (iii) the stock price equals or exceeds $30; and (B) on continuous service through October 19, 2023. Both (A) and (B) must be satisfied on or before October 19, 2025 in order for the PSUs to vest.

(5)
400,000 of the PSUs subject to the award will vest based on achievement of stock price milestones over a performance period beginning May 14, 2021 and ending on May 14, 2024, subject to continued service through the applicable vesting dates. 150,000 of the PSUs subject to the award will vest based on achievement of operational milestones over a performance period beginning May 14, 2021 and ending on May 14, 2024, subject to continued service through the applicable vesting dates. 1,303,828 of the PSUs subject to the award will vest upon the achievement of a $20 per-share price prior to May 14, 2024. The number reflected above represents the maximum number of PSUs that could pay out pursuant to the award based on achieving the applicable performance goals.

(6)
The PSUs subject to the award will vest upon achievement of specified stock price milestones over a five-year performance period ending November 4, 2026, subject to continued service through the applicable vesting date.

(7)	100% of the RSUs subject to the award will vest on January 2, 2023.

(8)
Twenty-five percent of the RSUs will vest on August 15, 2022, and the remainder of the award will vest in equal increments each quarter thereafter on the fifteenth day of the month, subject to continued service through each such date.

(9)
Twenty-five percent of each of the RSUs will vest on the one-year anniversary of the grant date and the remainder of each of the RSUs will vest in equal increments each quarter thereafter on the fifteenth day of the month, subject to continued service through each such date.

(10)	The PSUs subject to the award will vest upon achievement of specified performance milestones, subject to continued service through the applicable vesting date.

PAY VERSUS PERFORMANCE
The following table sets forth the relationship between executive compensation actually paid and the financial performance of the Company in accordance with SEC rules. It includes compensation for our Chief Executive Officer, or PEO (Mr. Aquila), our former Chief Executive Officer, or PEO (Mr. Kranz), and average compensation for our NEOs other than our PEOs (non-PEO NEOs).
Year	Summary Compensation Table Total for Mr. Aquila ($)(1)	Summary Compensation Table Total for Mr. Kranz ($)(1)	Compensation Actually Paid to Mr. Aquila(1)(2)	Compensation Actually Paid to Mr. Kranz(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)	Total Shareholder Return: Value of Initial $100 Investment(3)	Net Income
2022	$3,924,000	—	-$34,198,930	$0	$1,294,999	-$3,932,000	$8.91	-$488
2021	$44,613,958	$216,809	$19,335,832	-$32,402,321	$6,811,218	$6,430,833	$55.94	-$347
(1) The following individuals are our Named Executive Officers for each fiscal year:
Fiscal Year	PEO(s)	Non-PEO NEOs
2022	Tony Aquila	Ramesh Murthy and Josette Sheeran
2021	Tony Aquila and Uli Kranz	Peter Savagian and Josette Sheeran
(2) Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:
	FY21			FY22
	PEO - Aquila	PEO - Kranz	Avg. non- PEO NEO	PEO - Aquila	Avg. non- PEO NEO
Summary Compensation table total for applicable year.	$44,613,958	$216,809	$6,811,218	$3,924,000	$1,294,999
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	-$43,924,666	$0	-$6,354,433	-$3,424,000	-$874,999
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$35,128,587	$0	$5,668,136	$984,000	$188,721
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$2,018,503	$0	$305,912	$0	$5,781
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	-$16,295,470	$0	$0	-$31,947,884	-$3,498,360
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	-$2,205,080	-$4,046,322	$0	-$3,735,046	-$1,048,142
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	-$28,572,807	$0	$0	$0
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$0	$0	$0	$0	$0
Compensation Actually Paid	$19,335,832	-$32,402,321	$6,430,833	-$34,198,930	-$3,932,000
(3) TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31, 2021 and December 31, 2022, calculated in accordance with Item 201(e) of Regulation S-K.

Pay versus Performance Relationship
See the Executive Compensation section for a description of how our compensation committee assesses the relationship between executive compensation and performance.
The chart below provides a comparison between (i) the total stockholder return of Canoo assuming a fixed $100 initial investment on December 31, 2020, and (ii) the compensation actually paid to our PEOs and the average compensation actually paid to our non-PEO NEOs for the fiscal years ended December 31, 2021 and December 31, 2022.

Company TSR vs. Compensation Actually Paid
Cumulative TSR (On Fixed $100 Investment)
$120
$100
$80
$60
$40
$20
$0
$30,000,000
$20,000,000
$10,000,000
$0
-$10,000,000
-$20,000,000
-$30,000,000
-$40,000,000
Compensation Actually Paid
FY 2020
FY 2021
FY 2022
PEO Compensation Actually Paid - Aquila
PEO Compensation Actually Paid - Kranz
Avg non-PEO NEO Compensation Actually Paid
Canoo TSR

	FY 2021	FY 2022
Canoo TSR: Value of Initial $100 Investment	$56	$9
PEO Compensation Actually Paid – Aquila	$19,335,832	-$34,198,930
PEO Compensation Actually Paid – Kranz	-$32,402,321	NA
Avg non-PEO NEO Compensation Actually Paid	$6,430,833	-$3,932,000

The chart below provides a comparison between (i) Canoo’s Net Income and (ii) compensation actually paid to our PEOs and average compensation actually paid to our non-PEO NEOs for the fiscal years ended December 31, 2021 and December 31, 2022.

Net Income vs. Compensation Actually Paid
$0
-$100
-$200
-$300
-$400
-$500
-$600
Net Income (in millions)
$30,000,000
$20,000,000
$10,000,000
$0
-$10,000,000
-$20,000,000
-$30,000,000
-$40,000,000
Compensation Actually Paid
FY 2021
FY 2022
PEO Compensation Actually Paid - Aquila
PEO Compensation Actually Paid - Kranz
Avg non-PEO NEO Compensation Actually Paid

	FY 2021	FY 2022
Canoo Net Income (in millions)	($347)	($488)
PEO Compensation Actually Paid - Aquila	$19,335,832	-$34,198,930
PEO Compensation Actually Paid - Kranz	-$32,402,321	NA
Avg non-PEO NEO Compensation Actually Paid	$6,430,833	-$3,932,000
2022 Director Compensation
The following table contains information concerning the compensation of our non-employee directors in fiscal year 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Foster Chiang	85,000	200,000	—	285,000
Thomas Dattilo	195,000	200,000	—	395,000
Greg Ethridge	85,000	200,000	—	285,000
Claudia Romo Edelman	85,000	200,000	—	285,000
Arthur Kingsbury	115,000	200,000	—	315,000
Rainer Schmueckle	115,000	200,000	—	315,000
Debra von Storch	130,000	200,000	—	330,000
(1)
In July 2022, pursuant to our non-employee director compensation policy, each non-employee director received grants in connection with Board service of 55,096 RSUs, with an aggregate value per director of $200,000 based on the closing price for our Common Stock, as reported on Nasdaq on the applicable grant date.

Non-Employee Director Compensation Policy
Our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending Board and committee meetings or performing other services in their capacities as directors.
In March 2021, and subsequently amended in November 2021 to, among other things, add an annual cash retainer for services in the role of lead independent director, our Board approved the following cash and equity compensation for each of our current non-employee directors:
•	an annual cash retainer equal to $85,000, paid in four equal quarterly installments at the end of each quarter;
•
an annual cash retainer for committee member service equal to $15,000 and an additional $15,000 paid to the chairperson of each committee, each paid in four equal quarterly installments at the end of each quarter;

•	an annual cash retainer for service as the lead independent director of the Board equal to $50,000, paid in four equal quarterly installments at the end of each quarter;
•
an initial equity award with a value of $275,000 in the aggregate, comprised of 100% RSUs, vesting in full on the first anniversary of a specified vesting commencement date, which shall be the fifteenth day of the calendar month that occurs prior to the beginning of the non-employee director’s service on the Board (or if such date is not a business day, the first business day thereafter), subject to the non-employee director’s continued service with us through such vesting date, except if the non-employee director remains in continued service as of, or immediately prior to, a change in control, the shares subject to his or her then-outstanding equity awards that were granted pursuant to this policy will become fully vested immediately prior to such change in control; and

•
an annual equity award with a value of $200,000 in the aggregate, payable following each annual meeting of the stockholders, comprised of 100% RSUs, vesting in full on the earlier of (i) the fifteenth day of the calendar month that occurs prior the first anniversary of the applicable grant date (or if such date is not a business day, the first business day thereafter) and (ii) the fifteenth day of the calendar month that occurs prior to the first annual meeting of the Company's stockholders that occurs after the applicable grant date (or if such date is not a business day, the first business day thereafter), subject to the non-employee director’s continued service with us through the applicable vesting date, except if the non-employee director remains in continued service as of, or immediately prior to, a change in control, the shares subject to his or her then-outstanding equity awards that were granted pursuant to this policy will become fully vested immediately prior to such change in control.

Upon joining the Board, each of our non-employee directors are also paid a cash payment of $20,000 to cover expenses for tax and legal services incurred in connection therewith.
The Board reviews director compensation periodically to ensure that director compensation remains competitive, such that we are able to recruit and retain qualified directors. We believe our compensation program is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Certain Transactions with Related Parties
The following is a summary of transactions for fiscal year 2021 and 2022 which we have been a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at December 31, 2021 and 2022, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described in the section titled “Executive Compensation” above. We also describe below certain other transactions with our directors, former directors, executive officers and stockholders.
A&R Registration Rights Agreement
In connection with the closing of the Business Combination, we entered into an Amended and Restated Registration Rights Agreement on December 21, 2020 with HCAC, Hennessy Capital Partners IV LLC (“HCAC Sponsor”) and certain of our stockholders (the “A&R Registration Rights Agreement”), pursuant to which the such stockholders of Registrable Securities (as defined therein), subject to certain conditions, will be entitled to registration rights. Pursuant to the A&R Registration Rights Agreement, we agreed that, within 15 business days after the closing of the Business Combination, we would file with the SEC (at our sole cost and expense) a registration statement registering the resale of such registrable securities, and we agreed to use our reasonable best efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. Such registration statement was originally declared effective by the SEC on January 25, 2021. Certain stockholders party to the A&R Registration Rights Agreement have been granted demand underwritten offering registration rights and all of such stockholders will be granted piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by us if we fail to satisfy any of our obligations under the A&R Registration Rights Agreement. The A&R Registration Rights Agreement will terminate upon the earlier of (a) ten years following the closing of the Business Combination or (b) the date as of which such stockholders cease to hold any Registrable Securities.
Subscription Agreements
On May 10, 2022, the Company entered into Common Stock Subscription Agreement providing for the purchase of an aggregate of 13.7 million shares of Common Stock at a price of $3.65 per share for an aggregate purchase price of $50.0 million (the “May 2022 PIPE”). The purchasers of the shares are special purpose vehicles managed by entities affiliated with Mr. Aquila. The closing of the May 2022 PIPE occurred on May 20, 2022.
On November 9, 2022, the Company entered into Common Stock Subscription Agreement providing for the purchase of an aggregate of 9.0 million shares of Common Stock at a price of $1.11 per share for an aggregate purchase price of $10.0 million (the “November 2022 PIPE”). The purchasers of the shares are Mr. Aquila and a special purpose vehicle managed by entities affiliated with Mr. Aquila. The closing of the November 2022 PIPE occurred on November 18, 2022.
Related Party Convertible Notes
In August 2019, Legacy Canoo issued $80.0 million aggregate principal amount of secured convertible notes to Champ Key and $20.0 million aggregate principal amount of secured convertible notes to Remarkable Views (collectively, the “$100M Notes”). The $100M Notes accrued simple interest at 12% per year. Unless earlier repaid, converted or extended by the investors, outstanding principal and unpaid accrued interest on the $100M Notes was due on February 28, 2021 and subsequently modified to September 23, 2021.
In March 2020, Legacy Canoo issued $10.0 million aggregate principal amount of secured convertible notes to Champ Key and $5.0 million aggregate principal amount of secured convertible notes to Inventive Power Limited, an entity affiliated with Michael Chiang, the father of Foster Chiang, one of our directors (collectively, the “$15M Notes”). The $15M Notes accrued simple interest at 8% per year. Unless earlier repaid, converted or extended by the investors, outstanding principal and unpaid accrued interest on the $15M Notes were due on September 23, 2021.
From July 2020 to August 2020, Legacy Canoo issued $80.0 million aggregate principal amount of secured convertible notes to Remarkable Views and $35.0 million aggregate principal amount of unsecured convertible notes

(collectively, the “$115M Notes”) to AFV-4. The $115M Notes accrued simple interest at 8% per year. Unless earlier repaid, converted or extended by the investors, outstanding principal and unpaid accrued interest on the $115M Notes were due on January 17, 2022, January 30, 2022, February 6, 2022 and July 14, 2021.
In August 2020, the $100M Notes, the $15M Notes and the $115M Notes were converted into 41,207,011 Legacy Canoo preference shares. No principal or interest was paid on the $100M Notes, the $15M Notes or the $115M Notes.
Related Party Leases
In February 2018, Canoo Technologies entered into a lease for an office facility in Torrance, California, with Remarkable Views, which lease was assigned to Remarkable Views Torrance, LLC, a wholly-owned subsidiary of Remarkable Views, on April 30, 2018. The lease term is 15 years, commencing on April 30, 2018. The lease had an initial monthly base rent of $116,080 and contains a 3% per annum escalation clause, which updates every twelve months. Canoo Technologies is also required to pay the property taxes on the facility. The lease contains the option to extend the term of the lease for two additional 60-month periods commencing when the prior term expires. In June 2021, the Torrance lease property was sold to a non-related party lessor. The change in lessor did not impact the terms and conditions of the Torrance lease. Lease expense related to this operating lease was $0.9 million for the years ended December 31, 2021. During 2021, we made rent payments in the amount of $0.7 million.
In March 2021, Canoo Technologies entered into a lease for an office facility in Justin, Texas with 15520 HWY 114 LLC, an entity owned by Tony Aquila, our Executive Chair. The lease term is five years, commencing on January 1, 2021. The lease has a monthly base rent of $21,875 and contains a 3% per annum escalation clause which updates on January 1st of each year. Canoo Technologies is also required to pay a portion of the property taxes and certain recurring expenses on the leased space. Effective July 30, 2021, the Company amended its Justin lease to extend the leased square footage which increased the monthly base rent to $34,168 for the duration of the arrangement term. The lease contains the option to extend the term of the lease for one additional five-year period. Lease expense related to this operating lease was $0.5 million and $1.3 million for the years ended December 31, 2022 and December 31, 2021. During 2022 and 2021, we made payments to 15520 HWY 114 LLC in the amount of $0.4 million and $1.5 million, respectively.
On January 31, 2023, the Company entered into a real estate lease for an approximately 8,000 square foot facility in Justin, Texas with an entity owned by the Executive Chair and Chief Executive Officer of the Company. The initial lease term is three years five months, commencing on November 1, 2022 and terminating on March 31, 2026, with one option to extend the term of the lease for an additional five-year period.
On April 7, 2023, the Company executed a ten year lease agreement with a five year renewal option for the leaseback of approximately 500,000 square feet of the vehicle manufacturing facility in Oklahoma City, Oklahoma (the “OKC Facility”) from I-40 OKC Partners LLC, a special purpose vehicle managed by entities affiliated with Mr. Tony Aquila, the Company’s Executive Chairman and Chief Executive Officer (“I-40 Partners”). The Company previously entered into that certain Purchase and Sale Agreement on November 9, 2022 (the “PSA”) to acquire the OKC Facility for $34.2 million from Terex USA, LLC (“Terex”) and, in connection with the lease, the Company entered into an Assignment of Real Estate Purchase Agreement (“AREPA”) with I-40 Partners relating to the sale of the OKC Facility. The lease includes a $6.7 million tenant improvement fund and a separate $1.6 million remediation fund for facility repairs. As required under the terms of the PSA, I-40 Partners leased the remaining approximately 150,000 square feet of the OKC Facility to Terex who will continue operating in a designated area within the OKC Facility (the “Terex Lease”). Upon termination or expiration of the Terex Lease, the Company shall lease the designated area within the OKC Facility allocated to the Terex Lease at the then-current rate provided under the Terex Lease. The Company also maintains an option to purchase the OKC Facility from I-40 Partners commencing in Year 3 of the lease and ending prior to Year 4. Lease rates on the lease will increase over its term, commencing at $7.11 per square foot in Year 1 of the lease and ending in Year 10 at $10.94.
Employment and Other Compensation Arrangements, Equity Plan Awards
We have entered into employment agreements and consulting agreements with certain of our executive officers in connection with their employment or provision of services to us. We also have established certain equity plans, pursuant to which we grant equity awards to our employees and directors. For more information regarding the executives’ arrangements and our equity plans, see the section titled “Executive Compensation — Agreements with our Named Executive Officers and Potential Payments Upon Termination of Employment or Change in Control.”

Other Transactions
Mr. Aquila, through an entity owned and controlled by him (Aquila Family Ventures, LLC (“AFV”)), owns a personal aircraft that was acquired without our resources, which aircraft he uses for business travel. We reimburse Mr. Aquila for certain costs and third-party payments associated with the use of his personal aircraft for Company-related business travel, excluding certain incidental fees and expenses. We incurred approximately $1.3 million and $1.8 million for such reimbursements for the years ended December 31, 2022 and 2021, respectively. In addition, during 2021 certain AFV staff provides the Company with shared services support in its Justin, Texas corporate office facility. For the year ended December 31, 2022 and 2021, the Company paid AFV approximately $1.1 million and $0.5 million for these services.
During the year ended December 31, 2021, the Company compensated its President, Josette Sheeran, $0.2 million primarily for consulting services in connection with the site selection of our manufacturing operations prior to Ms. Sheeran's appointment as an executive officer. The Company incurred no expenses related to consulting services with Josette Sheeran during the year ended December 31, 2022.
During the year ended December 31, 2022, the Company incurred approximately $0.8 million for the usage and purchase of certain transport trucks and trailers with an entity controlled by the Executive Chair and Chief Executive Officer of the Company.
Related-Person Transactions Policy
The Board has adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related-person transactions. For purposes of our policy, a related-person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any related person are, were or will be participants, in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related-person transactions under this policy.
Under the policy, a related person is any executive officer, director, nominee to become a director or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.
Each director and executive officer shall identify, and we shall request each significant stockholder to identify, any related-person transaction involving such director, executive officer or significant stockholder or his, her or its immediate family members and inform our audit committee pursuant to this policy before such related person may engage in the transaction.
In considering related-person transactions, our audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:
•	the risk, cost and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction; and
•	the availability of other sources for comparable services or products.
Our Audit Committee shall approve only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.
Indemnification
Our Certificate of Incorporation eliminates our directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	or any unlawful payment of dividends or redemption of shares; or
•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Certificate of Incorporation requires us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, our directors, officers and agents. We maintain a directors’ and officers’ insurance policy, pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Certificate of Incorporation prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
In addition, we have entered into separate indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

PROPOSAL 2

ADVISORY VOTE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”)
Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The compensation of our named executive officers is disclosed in “Executive Compensation,” the compensation tables and the related narrative disclosure contained on pages 23 to 25 of this proxy statement. As discussed in those disclosures, the Compensation Committee and the Board believe that our compensation policies and decisions are appropriately designed to align the interests of our named executive officers with those of our stockholders, to emphasize strong pay-for-performance principles and to enable us to attract and retain talented and experienced executives to lead the Company in a competitive environment.
The Board is asking stockholders to support the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the section entitled “Executive Compensation”, the 2022 Summary Compensation Table and the other related tables and disclosure.”
While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our executive officers.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte has audited the Company’s financial statements since January 2021. Representatives of Deloitte are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table summarizes the aggregate fees for professional audit services and other services rendered by Deloitte & Touche LLP for the years ended December 31, 2022 and 2021.
	2022(4)	2021(5)
Audit Fees(1)	$1,806,630	$1,188,105
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	$3,790	$1,895
Total	$1,810,420	$1,190,000
(1)
Audit fees include fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the audit of our consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as consent and assistance with and review of our SEC filings.

(2)
Audit-related fees include, in general, fees such as assurances and related services (i.e., due diligence services), accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultation regarding financial accounting and reporting standards, which are traditionally performed by the independent accountant but are not considered audit fees.

(3)
Tax fees include fees for services performed by professional staff of in the respective accountant’s tax division (except those relating to audit or audit-related services), including fees for tax compliance, planning and advice.

(4)
Represent fees billed by Deloitte for professional services rendered for the review of the financial information included in our Forms 10-Q for the respective periods, the audit of our consolidated financial statements for the year ended December 31, 2022 and other required filings with the SEC through December 31, 2022.

(5)
Represent fees billed by Deloitte for professional services rendered for the review of the financial information included in our Forms 10-Q for the respective periods, the audit of our consolidated financial statements for the year ended December 31, 2021 and other required filings with the SEC through December 31, 2021.

All fees incurred subsequent to our Business Combination in December 2020 were pre-approved by our Audit Committee.
PRE-APPROVAL POLICIES AND PROCEDURES
The charter of the Audit Committee provides that the Committee will approve all audit and non-audit related services that the Company’s independent registered public accounting firm provides to the Company before the engagement begins, unless applicable law and stock exchange listing requirements allow otherwise. The charter also provides that the Committee may establish pre-approval policies and procedures or delegate pre-approval authority to one or more Committee members as permitted by applicable law and stock exchange listing requirements.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Canoo Inc. stockholders will be “householding” the Company’s proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or Canoo Inc. Direct your written request to Canoo Inc., Attn: Corporate Secretary, 15520 Highway 114, Justin, Texas 76247. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

CANOO INC.
19951 MARINER AVENUE
TORRANCE, CALIFORNIA 90503
UNITED STATES

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 18, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GOEV2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and the following instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on December 18, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V25736-P00596 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CANOO INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Tony Aquila
02) Josette Sheeran

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V25737-P00596

CANOO INC.
Annual Meeting of Stockholders
December 19, 2023 8:30 a.m. CDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Tony Aquila, Hector Ruiz and Ramesh Murthy, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CANOO INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. CDT on December 19, 2023 via a live audio webcast at www.virtualshareholdermeeting.com/GOEV2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote at their discretion.

Continued and to be signed on reverse side